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                                                                    EXHIBIT 10.1

                               EXCHANGE AGREEMENT

         This Exchange Agreement (the "Agreement") is made as of August 22, 1994 among Dollar General Corporation, a Kentucky corporation ("Dollar General"), Dolgencorp, Inc., a Kentucky corporation and wholly owned subsidiary of Dollar General ("Dolgencorp"), C.T.S., Inc., a Kentucky corporation ("CTS") and CTS's shareholders, the Turner Children Trust dated January 21, 1980, the Cal Turner Family Foundation and the Turner Foundation for Lindsey Wilson College, Inc., a Kentucky corporation, (collectively the "CTS Shareholders").


                              BACKGROUND STATEMENT

         CTS has proposed to Dollar General a securities exchange pursuant to which CTS would transfer 100% of the outstanding Dollar General common stock, $.10 par value per share (the "Common Stock") currently held by CTS to Dollar General's wholly owned subsidiary Dolgencorp in exchange for 1,715,742 shares of Dollar General's newly authorized Series A Convertible Junior Preferred Stock, (the "Series A Preferred Stock"), the terms and conditions of which are set forth in the Articles of Amendment to the Restated Articles of Incorporation of Dollar General Corporation, as amended, attached hereto as Exhibit A. The aggregate number of shares of Dollar General Common Stock held by CTS as of this date is 8,578,710 (the "CTS Stock"). The shareholders of CTS intend to liquidate CTS and distribute its assets (the "CTS Liquidation") promptly following the closing of the securities exchange pursuant to this Agreement.

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


                                   ARTICLE 1
                                  The Exchange

         1.1 The Exchange. Immediately preceding the Closing (defined below), Dollar General shall make a capital contribution of $200,527,346.25 to Dolgencorp. Dolgencorp will use the capital contribution to acquire the Series A Preferred Stock from Dollar General. Immediately thereafter, CTS and Dolgencorp will exchange the CTS Stock for the Series A Preferred Stock, whereby CTS will receive one share of Series A Preferred Stock for each five shares of the CTS Stock (the "Exchange").

         1.2 Closing. The consummation of the Exchange and the related transactions described in Section 1.1 of this Agreement shall take place at the corporate offices of Dollar General on the date hereof (the "Closing").

         1.3 Fractional Shares. No scrip or fractional shares of Series A Preferred Stock shall be issued in the Exchange. CTS shall be entitled to receive a cash payment with respect to
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any fractional share in an amount equal to the reported closing sale price on the Closing date of one share of Common Stock (as reported on the Nasdaq National Market) multiplied by five, the product of which is multiplied by such fractional share. Promptly after the Closing, Dolgencorp shall pay CTS a cash payment equal to the value of any such fractional share as so determined.

         1.4 Transfer Agent. The parties hereto agree that Dollar General shall be appointed as the Transfer Agent for the Series A Preferred Stock.

         1.5 Surrender of Certificates. At the Closing, (a) CTS shall surrender the certificates, representing the CTS Stock duly endorsed for transfer to Dolgencorp; and (b) Dolgencorp shall deliver to CTS the certificates representing the Series A Preferred Stock to be exchanged pursuant to the terms of this Agreement, in such names and denominations as CTS shall have instructed Dollar General in writing.


                                   ARTICLE II
                     Representations and Warranties of CTS

         CTS and the CTS Shareholders (with respect to Sections 2.2, 2.3, 2.6,
2.9 and 2.10) represent and warrant to Dollar General and Dolgencorp as of the date of this Agreement as follows:

         2.1 Organization; Corporate Authority; Compliance With Law. CTS is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Kentucky. CTS has all requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted. CTS is not in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which CTS or any of its properties or assets is subject. CTS has obtained all licenses, permits, and other authorizations and has taken all actions required by applicable law or governmental regulations in connection with its business as now conducted.

         2.2 Authorization, Validity and Effect of Agreement. CTS has the full corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby. The consummation by CTS and the CTS Shareholders of the transaction contemplated hereby has been duly authorized by all requisite corporate and trust actions, as applicable, including, but not limited to appropriate shareholder, trustee, trust committee and member approval. This Agreement constitutes, and all agreements and documents contemplated hereby will constitute, the valid and legally binding obligations of CTS and the CTS Shareholders, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.





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         2.3 No Violation.  Neither the execution and delivery by CTS and the
CTS Shareholders of this Agreement nor the consummation by CTS and the CTS Shareholders of the transactions contemplated hereby in accordance with the terms hereof, will: (i) conflict with or result in a breach of any provisions of (a) the Articles of Incorporation or Bylaws of CTS or the Turner Foundation for Lindsey Wilson College, Inc., respectively, or (b) the respective trust agreements dated January 21, 1980 and December 20, 1991; (ii) conflict with, result in a breach of any provision of or the modification or termination of, constitute a default under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the assets of CTS pursuant to any material commitment, lease, contract, or other material agreement or instrument to which CTS is a party; or (iii) violate any order, arbitration award, judgment, writ, injunction, decree statute, rule or regulation applicable to CTS or the CTS Shareholders.

         2.4 Assets. CTS owns the assets reflected on the unaudited June 30, 1994 CTS balance sheet, including but not limited to the CTS Stock, with good and marketable title, free and clear of any and all claims, liens, mortgages, options, charges, conditional sale or title retention agreements, security interests, restrictions, easements, or encumbrances whatsoever and free and clear of any rights or privileges capable of becoming claims, liens, mortgages, options, charges, security interests, restrictions, easements or encumbrances, except as set forth on Schedule 2.4 of this Agreement. Upon transfer, Dolgencorp shall receive the CTS Stock free and clear of any and all claims, liens, mortgages, options, charges, security interests or encumbrances whatsoever.

         2.5 Fair Market Value. The CTS Stock to be exchanged with Dolgencorp constitutes not less than ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by CTS as of the time of the Exchange.

         2.6 Intentions. Except in connection with the proposed CTS Liquidation, CTS and the CTS Shareholders hereby represent and warrant that there is no plan or intention by the shareholders of CTS to sell, exchange, or otherwise dispose of any shares of the Series A Preferred Stock received in the Exchange.

         2.7 Indebtedness. There is no intercorporate indebtedness existing between Dolgencorp and CTS that was issued, acquired or will be settled at a discount in connection with this Agreement.

         2.8 Court Proceeding. CTS is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) under the Internal Revenue Code of 1986, as amended (the "Code").

         2.9 Liquidation and Distribution. CTS shall be promptly liquidated following the Exchange and the assets of CTS shall be distributed pro rata to the CTS Shareholders.





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         2.10 Full Disclosure.  All the information provided by CTS, the CTS
Shareholders and their respective representatives herein and in the Schedules attached hereto and made a part hereof are true, correct and complete in all material respects and no representation, warranty or statement made by CTS or any of the CTS Shareholders in or pursuant to this Agreement, including but not limited to, the private letter ruling request and subsequent correspondence with the Internal Revenue Service, contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation, warranty, or statement not misleading.


                                  ARTICLE III
                Representations and Warranties of Dollar General
                                 and Dolgencorp

         Dollar General and Dolgencorp hereby represent and warrant to CTS and the CTS Shareholders as of the date of this Agreement as follows:

         3.1 Organization; Corporate Authority; Compliance with Law. Each of Dollar General and Dolgencorp is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Kentucky. Dollar General and Dolgencorp each have all requisite corporate power and authority to own, operate and lease their respective properties and assets and to carry on their businesses as now conducted. Neither Dollar General nor Dolgencorp is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which Dollar General, Dolgencorp or any of their properties or assets are subject. Dollar General and Dolgencorp have obtained all licenses, permits, and other authorizations and each has taken all actions required by applicable law or governmental regulations in connection with its business as now conducted.

         3.2 Authorization, Validity and Effect of Agreement. Each of Dollar General and Dolgencorp has the requisite corporate power and authority to execute and deliver this agreement and all agreements and documents contemplated hereby. The consummation by Dollar General and Dolgencorp of the transactions contemplated hereby have been duly authorized by all requisite corporate action. This Agreement constitutes, and all agreements and documents contemplated hereby will constitute, the valid and legally binding obligations of Dollar General and Dolgencorp, enforceable and in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principals of equity.

         3.3 No Violation. Neither the execution and delivery by Dollar General and Dolgencorp of this Agreement, nor the consummation by Dollar General and Dolgencorp of the transactions contemplated hereby and in accordance with the terms hereof will: (i) conflict with or result in a breach of any provisions of the Articles of Incorporation or Bylaws of Dollar General or Dolgencorp; (ii) conflict with, result in a breach of any





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provision of or the modification or termination of, constitute a default under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the assets of Dollar General or Dolgencorp pursuant to any material commitment, lease, contract, or other material agreement or instrument to which Dollar General or Dolgencorp is a party; or (iii) violate any order, arbitration award, judgment, writ, injunction, decree, statute, rule, or regulation applicable to Dollar General or Dolgencorp.

         3.4 Reacquisition of Series A Preferred Stock. Neither Dollar General nor Dolgencorp has any present plan or intention to reacquire any shares of the Series A Preferred Stock to be issued in the Exchange.

         3.5 Disposition of Assets Acquired. Neither Dollar General or Dolgencorp has any present plan or intention to sell or otherwise dispose of the Common Stock of Dollar General acquired from CTS in the Exchange, except for such dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code.

         3.6 Intercorporate Indebtedness. There is no intercorporate indebtedness existing between Dolgencorp and CTS that was issued, acquired, or will be settled at a discount in connection with this Agreement.

         3.7 Investment Companies. Neither Dollar General nor Dolgencorp is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

         3.8 Ownership of CTS Capital Stock. Dolgencorp does not own, directly or indirectly, nor has it owned during the preceding five years, directly or indirectly, any capital stock of CTS.

         3.9 Issuance of Common Stock Upon Conversion. Dollar General represents that all shares of Common Stock that shall be issuable upon conversion of the Series A Preferred Stock pursuant to and in accordance with the Articles of Amendment attached hereto as Exhibit A, have been duly authorized and are reserved for issuance and, when issued upon such conversion, shall be validly issued, fully paid and nonassessable.


                                   ARTICLE IV
                                   Covenants

         4.1 Certain Legal Proceedings. In the event of any claim, action, suit, investigation or other proceedings by any governmental entity or other person is commenced which questions the validity or legality of the Exchange or any of the other transactions contemplated hereby or seeks damages in connection therewith, the parties agree to cooperate with each other and use their best efforts to defend against such claim, action, suit, investigation or other proceeding, and if an injunction or other order is issued in any such action, suit or other proceeding, to use their respective best efforts to have such injunction or





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such order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated by this Agreement.

         4.2 Expenses. CTS and the CTS Shareholders covenant that all out of pocket costs and expenses (including, but not limited to, attorneys' fees, financial advisor fees, fees and expenses of the Compensation Committee of the Board of Directors) incurred by Dollar General, Dolgencorp and CTS in connection with this Agreement and the transactions contemplated hereby shall be paid by CTS, and the CTS Shareholders, jointly and severally, agree to pay all such expenses not paid by CTS prior to the CTS Liquidation.

         4.3 Reservation of Common Stock. Dollar General shall at all times reserve and keep available out of its authorized Common Stock solely for the purpose of issuance upon conversion of the Series A Preferred Stock as provided for in the Articles of Amendment to the Restated Articles of Incorporation of Dollar General, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Preferred Stock.

         4.4 Market Listing. Dollar General shall cause the Common Stock to be issued upon conversion of the Series A Preferred Stock to be authorized for listing on the national securities exchange or market on which the Dollar General Common Stock is then listed, if applicable, upon official notice of issuance.


                                   ARTICLE V
                                Indemnification

         5.1 Indemnification by CTS and the CTS Shareholders. CTS and the CTS Shareholders, jointly and severally (the "Indemnitors"), hereby agree to defend, indemnify and hold harmless Dollar General, Dolgencorp and each of their directors, officers, agents, affiliates, representatives, successors and assigns (the "Indemnified Persons") and shall reimburse the Indemnified Persons for, from and against each claim, loss, liability, cost and expense (including without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) collectively, ("Losses"), directly or indirectly relating to, resulting from or arising out of this Agreement and consummation of the transactions contemplated hereby in accordance with the terms hereof, except for Losses directly resulting from the gross negligence or wilful misconduct of the Indemnified Persons.

         5.2 Procedure. The Indemnified Persons shall promptly notify the Indemnitors of any claim, demand, action or proceeding for which indemnification will be sought under 5.1 of this Agreement, and if such claim, demand, action or proceeding is a third party claim, demand, action or proceeding, the Indemnitors will have the right, at their expense, to assume the defense thereof using counsel reasonably acceptable to the Indemnified Persons. The Indemnified Persons shall have the right to participate, at their own expense, with





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respect to any third party claim, demand, action or proceeding.  In connection with any such third party claim, demand, action or proceeding, CTS, the CTS Shareholders and the Indemnified Persons shall cooperate with each other and provide each other with access to relevant books and records in their possession. No such third party claim, demand, action or proceeding shall be settled by the Indemnitors or the Indemnified Person without the prior written consent of the Indemnified Persons, on the one hand, or the Indemnitors, as the other hand. If a written offer is made to settle any such third party claim, demand, action or proceeding and the Indemnitors propose to accept such offer of settlement and the Indemnified Persons refuse to consent to such settlement, then: (i) the Indemnitors shall be excused from, and the Indemnified Parties shall be solely responsible for all further defense of such third party claim, demand, action or proceeding; and (ii) the maximum liability of the Indemnitors relating to such third party claim, demand, action or proceeding shall be the amount of the proposed settlement if the amount thereafter recovered from the Indemnified Persons upon such third party claim, demand, action or proceeding is greater than the amount of the proposed settlement.


                                   ARTICLE VI
                          Survival of Representations

         6.1 Survival of Representations: All representations, warranties, covenants and agreements by the parties contained in this Agreement shall survive the closing and any investigation at any time made by or on behalf of any party hereto.

         6.2 Statements as Representations. All statements contained in any certificate, schedule, list, document or other writing delivered pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties for purposes of this Agreement.

         6.3 Remedies Cumulative. The remedies provided herein shall be cumulative and shall not preclude the assertion of any party hereof of any other rights or the seeking of any other remedies against the other parties hereto.


                                  ARTICLE VII
                                 Miscellaneous

         7.1 Entire Agreement; Amendments. This Agreement, including the exhibits, schedules, lists and other documents and writings referred to herein or delivered pursuant hereto, which form a part hereof, contains the entire understanding of the parties with respect to the subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter. This Agreement may be amended only by a written instrument duly executed





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by all parties or their respective heirs, successors, assigns or legal personal representatives. Any condition to a party's obligations hereunder may be waived but only by a written instrument signed by the party entitled to the benefits thereof. Failure or delay of any party at any time or times to require performance of any provision or to exercise its rights with respect to any provision hereof, shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same.

         7.2 Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         7.3 Severability. The invalidity of any term or terms of this Agreement shall not affect any other term of this Agreement which shall remain in full force and effect.

         7.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:

         If to Dollar General Corporation:

                 Dollar General Corporation
                 104 Woodmont Boulevard, Suite 500
                 Nashville, Tennessee  37205
                 Attention:  Bob R. Carpenter

         Copy to:

                 Bass, Berry & Sims
                 2700 First American Center
                 Nashville, Tennessee 37238
                 Attention:  James H. Cheek, III

         If to Dolgencorp:

                 Dolgencorp, Inc.
                 427 Beech Street
                 Scottsville, Kentucky
                 Attention:  Bob R. Carpenter





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         Copy to:

                 Bass, Berry & Sims
                 2700 First American Center
                 Nashville, Tennessee 37238
                 Attention:  James H. Cheek, III

         If to CTS:

                 CTS, Inc.
                 104 Woodmont Blvd., Suite 355
                 Nashville, Tennessee  37205
                 Attention: Cal Turner, Jr.

         Copy to:

                 Sherrard & Roe
                 424 Church Street, Suite 2000
                 Nashville, Tennessee  37219-2319
                 Attention:  Thomas J. Sherrard

         If to the CTS Shareholders:

                 Turner Children Trust
                 104 Woodmont Blvd., Suite 355
                 Nashville, Tennessee  37205
                 Attention:  Juette Day

                 Cal Turner Family Foundation
                 104 Woodmont Blvd., Suite 355
                 Nashville, Tennessee  37205
                 Attention:  Juette Day

                 Turner Foundation for Lindsey Wilson College, Inc. 210 Lindsey Wilson College Road
                 Columbia, Kentucky  42728

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

         6.5 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Kentucky, without regard to its conflict of laws rules.





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         6.6  Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, with the same effect as if the signatories executing the several counterparts had executed one counterpart, provided, however, that the several executed counterparts shall have been signed by Dollar General, Dolgencorp, and CTS. Also, its counterparts together shall constitute one and the same instrument.





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         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of Dollar General, Dolgencorp, CTS and by the CTS Shareholders on the date first above written.
                           DOLLAR GENERAL CORPORATION

                                     By: /s/ Bob Carpenter
                                         ---------------------------
                                     Title: VP - CAO
                                            ------------------------


                           DOLGENCORP, INC.

                                     By: /s/ C. Kent Garner
                                         ---------------------------
                                     Title: VP and Treasurer
                                            ------------------------


                           CTS, INC.

                                     By: /s/ Cal Turner, Jr.
                                         ---------------------------
                                     Title: President
                                            ------------------------


                           SHAREHOLDERS OF CTS, INC.:

                                     Turner Children Trust Dated
                                     January 21, 1980

                                     By: /s/ Cal Turner, Jr.
                                         ---------------------------
                                     Title: Trustee
                                            ------------------------

                                     -------------------------------
                                     Cal Turner Family Foundation

                                     By: /s/ Cal Turner, Jr.
                                         ---------------------------
                                     Title: Trustee
                                            ------------------------

                                     -------------------------------
                                     Turner Foundation for
                                     Lindsey Wilson College, Inc.

                                     By: /s/ Cal Turner, Jr.
                                         ---------------------------
                                     Title: Trustee
                                            ------------------------




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